Exhibit 10.1

From:	Mandiant, Inc. 11951 Freedom Drive, 6th Floor Reston, VA 20190

To:	[Bank of America, N.A.][Goldman Sachs & Co. LLC][Morgan Stanley & Co. Inc.]

Re:	Termination of [Base][Additional] Capped Call Transaction

Date:	September [__], 2022

Ladies and Gentlemen:

Reference is made to the letter agreement dated [May 21]1[June 1]2, 2018 (the "Cap Confirmation") setting forth the terms and conditions of the transaction (the "Cap Transaction") entered into between [Bank of America, N.A.][Goldman Sachs & Co. LLC][Morgan Stanley & Co. Inc.] ("Dealer") and Mandiant, Inc., a Delaware corporation formerly known as FireEye, Inc. ("Counterparty"). Each of this letter agreement (this "Termination Confirmation") and the Cap Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

1.       Each of this Termination Confirmation and the Cap Confirmation is subject to, and incorporates, the definitions and provisions of the 2006 ISDA Definitions (the "2006 Definitions") and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions", and together with the 2006 Definitions, the "Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc. ("ISDA").

2.       This Termination Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to subject matter of this Termination Confirmation. Each of this Termination Confirmation and the Cap Confirmation supplements, forms part of, and is subject to, the "Agreement" referred to in the Cap Confirmation (the "Agreement"). All provisions contained in, or incorporated by reference to, the Agreement govern this Termination Confirmation and the Cap Confirmation except as expressly modified herein or therein.

In the event of any inconsistency between the Definitions, the Agreement and the Cap Confirmation, on the one hand, or the Termination Confirmation, on the other hand, this Termination Confirmation shall govern.

3.       Selected general terms of the Cap Transaction (as set forth in the Cap Confirmation) are set forth below:

Type of Transaction:	Share Option Transaction

Trade Date:	[May 21][June 1], 2018

Option Style:	European

Option Type:	Call

Seller:	Dealer

Buyer:	Counterparty

1 Base Capped Call Transaction.

2 Additional Capped Call Transaction.

4.       In consideration of the termination of the Cap Transaction on September [__], 2022 (the "Termination Date") in accordance with this Termination Confirmation, Dealer shall no later than two Business Days (as defined in the Cap Confirmation) after the Termination Date pay to Counterparty an amount equal to USD[__________] (the "Termination Payment"). Subject to Section 2(d) of the Agreement, such payment shall be made as provided in Section 2(a)(ii) of the Agreement to the following account:

Counterparty Account Details:	[Insert Mandiant Account Details]

5.       Effective on and as of the Termination Date, each of Dealer and Counterparty acknowledges and agrees that (a) the Cap Transaction is hereby terminated, (b) subject to the payment by Dealer of the Termination Payment in the manner specified in Clause 4 above, each amount payable or deliverable as specified in the Cap Confirmation has been paid or delivered in full, (c) no Transaction (as defined in the Agreement) was at any time outstanding under the Agreement other than the Cap Transaction and (d) the Agreement is hereby terminated, except those provisions of the Agreement that are expressly stated in the Agreement to survive the termination thereof or of the Transactions thereunder.

6.       Each of Dealer and Counterparty represents and warrants to the other party on the date hereof that:

(a)       it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)       it has the power to execute this Termination Confirmation and any other documentation relating to this Termination Confirmation to which it is a party, to deliver this Termination Confirmation and to perform its obligations under this Termination Confirmation and has taken all necessary action to authorize such execution, delivery and performance;

(c)       such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(d)       all governmental and other consents that are required to have been obtained by it with respect to this Termination Confirmation have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

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(e)       this Termination Confirmation constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

7.       THE AGREEMENT, THIS TERMINATION CONFIRMATION AND ALL MATTERS ARISING IN CONNECTION WITH THE AGREEMENT AND THIS TERMINATION CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE, OTHER THAN TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT, THIS TERMINATION CONFIRMATION OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

8.       EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT, THIS TERMINATION CONFIRMATION OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

9.       This Termination Confirmation and the Agreement may not be modified, amended or supplemented, except in a written instrument signed by Counterparty and Dealer.

10.       This Termination Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Termination Confirmation by e-mail (PDF) or facsimile transmission shall be effective as delivery of a manually executed counterpart of this Termination Confirmation.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing this Termination Confirmation as provided below and returning such signed Termination Confirmation to the undersigned (fax number: [___________]; e-mail address: [__________]).

Very truly yours,

MANDIANT, INC.

By
Name:
Title:

ACCEPTED AND AGREED:

[BANK OF AMERICA, N.A.][GOLDMAN SACHS & CO. LLC][MORGAN STANLEY & CO. INC.]

By
Name:
Title:

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